Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
JURISDICTION
Scholastic Inc	New York
Scholastic Book Clubs, Inc	Missouri
Scholastic Entertainment Inc	New York
SE Distribution Inc	Delaware
Scholastic Book Services, Inc	Delaware
Scholastic UK Group L.L.C	Delaware
Scholastic Group Ltd	England
Scholastic Ltd	England
Catteshall Ltd. - (50% owned)	England
School Book Fairs Ltd	England
Scholastic Ireland Ltd	Ireland
Scholastic Book Clubs Ltd	England
Red House Books Ltd	England
Scholastic Educational Magazines Ltd	England
Weston Woods Studios, Inc	Delaware
Georgetown Studios, Inc	Connecticut
Children’s Music Library, Inc	New York
Lectorum Publications, Inc	New York
The Electronic Bookshelf, Inc	Indiana
Quality Education Data, Inc	Delaware
The Scholastic Store, Inc	New York
Scholastic Interactive Xchange, Inc	Delaware
Tom Snyder Productions, Inc	Delaware
Scholastic Distribution Services, Inc	Delaware
Soup2Nuts Inc	Delaware
RetroRanch Inc. (formerly Science Court Inc.)	Delaware
Klutz	California
Sandvik Publishing Ltd	Nevada
Teacher’s Friend Publications, Inc	California
The Book People Inc. - (80% owned)	Delaware
Scholastic Export Inc	Delaware
Scholastic Book Fairs, Inc	Delaware
Scholastic Australia Pty. Ltd	Australia
Bookshelf Publishing Australia Pty. Ltd	Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd	Australia
Scholastic Australia Superannuation Pty. Ltd	Australia
Scholastic Executive Superannuation Pty. Ltd	Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd	Australia
Scholastic Canada Ltd	Canada
Scholastic Productions Canada Ltd	Canada
Scholastic Bookfairs Canada Inc	Canada
Scholastic Hong Kong Limited	Hong Kong
Scholastic India Private Limited	India
Scholastic Mexico S.A. de C.V	Mexico
Scholastic New Zealand Ltd	New Zealand
Scholastic Argentina S.A	Argentina
Grolier Incorporated	Delaware
Scholastic at Home Inc. (formerly Grolier Enterprises Inc.)	Delaware

SUBSIDIARIES OF THE REGISTRANT (Continued)

JURISDICTION
Grolier Interactive Inc	Delaware
Scholastic Library Publishing, Inc	Delaware
(formerly Grolier Publishing Co., Inc.)
Grolier Reading Programs Inc	Delaware
Grolier Telemarketing, Inc	Delaware
Grolier (New York) Incorporated	Delaware
Orchard Books, Inc	New York
Publishers World Trade Corporation	Delaware
Federated Credit Corp	Delaware
Grolier International, Inc	Delaware
Grolier International Finance Inc. (Philippines) (60% owned)	Philippines
Grolier Overseas Incorporated	Delaware
Grolier International Private Limited (India)	India
Grolier (Malaysia) SDN BHD (40% owned)	Malaysia
Grolier Limited (Canada)	Canada
Caribe Grolier, Inc	Puerto Rico
Grolier Limited (U.K.)	England
Grolier Credit Services (U.K.) Limited	England